As filed with the Securities and Exchange Commission on December 9, 1998
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                       UNITED INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                              84-1116217
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


   4643 South Ulster Street, Suite 1300                            80237
             Denver, Colorado                                   (Zip Code)
         Telephone: (303) 770-4001
  (Address of Principal Executive Offices)

                             ----------------------
                       UNITED INTERNATIONAL HOLDINGS, INC.
                             1993 Stock Option Plan
                             ----------------------

             Michael T. Fries                               With Copies to:
                President
   4643 South Ulster Street, Suite 1300                  Garth B. Jensen, Esq.
         Denver, Colorado 80237                        Holme Roberts & Owen LLP
       Telephone: (303) 770-4001                       1700 Lincoln, Suite 4100
  (Name, Address, and Telephone Number,                 Denver, Colorado 80202
Including Area Code, of Agent for Service)             Telephone: (303) 866-0477

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                          Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be      Offering Price      Aggregate Offering       Amount of
   to be Registered       Registered        Per Share(1)           Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------
       Class A             500,000             $17.72             $8,860,000             $2,463
     Common Stock
   ($.01 par value)
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457(h) based on an exercise price of $17.72 per share (the average of the high and low sales price for Class A Common Stock on December 8, 1998, as reported on the Nasdaq National Market).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement applies to additional shares of Class A Common Stock, $.01 par value per share, of the Registrant relating to Registrant's 1993 Stock Option Plan, for which a Registration Statement on Form S-8 (File No. 333-00226) is effective. The contents of Registrant's Registration Statement on Form S-8 (File No. 333-00226) are hereby incorporated by reference.

Item 8   EXHIBITS

Exhibit
Number         Description
-------        ------------

 5.1           Legality opinion of Holme Roberts & Owen LLP.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Holdings, Inc.).

 23.2          Consent   of   Independent    Accountants--PricewaterhouseCoopers
               (Cabodinamica TV Cabo Sao Paulo, S.A.) (for the years ended December 31, 1994 and 1995).

 23.3 Consent of Independent Accountants--PricewaterhouseCoopers LLP (Monor Communications Group, Inc.) (for the years ended December 31, 1994 and 1995).

 23.4          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United Pan-Europe Communications N.V.) (for years ended December 31, 1996 and 1997).

 23.5          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.6          Consent of Independent Public Accountants--KPMG  Accountants N.V.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.7 Consent of Independent Public Accountants--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Tele Cable de Morelos, S.A. de C.V.).

 23.8 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.).

 23.9          Consent  of  Independent  Public   Accountants--Deloitte   Touche
               Tohmatsu (XYZ Entertainment Pty Ltd.) (for the year ended December 31, 1995).

 23.10 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc. f/k/a Joint Venture, Inc.)

 23.11 Consent of Independent Public Accountants--PricewaterhouseCoopers (Telefenua S.A.) (for the year ended December 31, 1995).

 23.12         The  consent of Holme  Roberts & Owen LLP is  included in Exhibit
               5.1.

 24.1          Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 8, 1998.

                                            UNITED INTERNATIONAL HOLDINGS, INC.,
                                            a Delaware corporation

                                            By:  /S/ Valerie L. Cover
                                               ---------------------------------
                                                 Valerie L. Cover
                                                 Vice President and Controller

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

             Signatures                            Title                          Date
             ----------                            -----                          ----
                   *                    Chairman of the Board and Chief           December 8, 1998
-------------------------------------   Executive Officer
           Gene W. Schneider

                   *                    President (Principal Financial Officer)   December 8, 1998
-------------------------------------
           Michael T. Fries


         /S/ Valerie L. Cover           Vice President and Controller (Principal  December 8, 1998
-------------------------------------   Accounting Officer)
           Valerie L. Cover

                   *                    Director                                  December 8, 1998
-------------------------------------
           Albert M. Carollo

                   *                    Director                                  December 8, 1998
-------------------------------------
           John P. Cole, Jr.


-------------------------------------   Director                                  __________, 1998
         Lawrence F. DeGeorge

                   *                    Director                                  December 8, 1998
-------------------------------------
         Lawrence J. DeGeorge

                   *                    Director                                  December 8, 1998
-------------------------------------
           Antony P. Ressler

                   *                    Director                                  December 8, 1998
-------------------------------------
            John F. Riordan

                   *                    Director                                  December 8, 1998
-------------------------------------
          Curtis W. Rochelle


-------------------------------------   Director                                  __________, 1998
           Mark L. Schneider

                   *                    Director                                  December 8, 1998
-------------------------------------
           Bruce H. Spector

* By:    /S/ Valerie L. Cover                                                      December 8, 1998
    ----------------------------------
    Valerie L. Cover, Attorney-in-fact

                                            INDEX TO EXHIBITS

Exhibit
Number         Description
-------        ------------

 5.1           Legality opinion of Holme Roberts & Owen LLP.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Holdings, Inc.).

 23.2          Consent   of   Independent    Accountants--PricewaterhouseCoopers
               (Cabodinamica TV Cabo Sao Paulo, S.A.) (for the years ended December 31, 1994 and 1995).

 23.3 Consent of Independent Accountants--PricewaterhouseCoopers LLP (Monor Communications Group, Inc.) (for the years ended December 31, 1994 and 1995).

 23.4          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United Pan-Europe Communications N.V.) (for years ended December 31, 1996 and 1997).

 23.5          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.6          Consent of Independent Public Accountants--KPMG  Accountants N.V.
               (United and Philips Communications B.V.) (for year ended December 31, 1995).

 23.7 Consent of Independent Public Accountants--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Tele Cable de Morelos, S.A. de C.V.).

 23.8 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.).

 23.9          Consent  of  Independent  Public   Accountants--Deloitte   Touche
               Tohmatsu (XYZ Entertainment Pty Ltd.) (for the year ended December 31, 1995).

 23.10 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc. f/k/a Joint Venture, Inc.)

 23.11 Consent of Independent Public Accountants--PricewaterhouseCoopers (Telefenua S.A.) (for the year ended December 31, 1995).

 23.12         The  consent of Holme  Roberts & Owen LLP is  included in Exhibit
               5.1.

 24.1          Power of Attorney.